EXHIBIT 99(h)



                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jui-Kung (Elmer) Wang and Sueling Wang, and each of them, his lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to Schedule 13E-3 of Color Imaging , Inc., and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Date:  August 3, 2005                        /s/ Sueling Wang
                                             -----------------------------------
                                             Sueling Wang


Date:  August 3, 2005                        /s/ Jui-Chi Wang
                                             -----------------------------------
                                             Jui-Chi Wang


Date:  August 3, 2005                        /s/ Jui-Hung Wang
                                             -----------------------------------
                                             Jui-Hung Wang


Date:  August 3, 2005                        /s/ Jui-Kung Wang
                                             -----------------------------------
                                             Jui-Kung Wang